EXHIBIT 99.1

Altair Nanotechnologies Signs Long-Term Supply Agreement with
 Proterra Inc to Power Proterra’s Electric and Hybrid Transit Buses

RENO, Nev. – June 24, 2010 – Altair Nanotechnologies Inc. (Altairnano) (Nasdaq: ALTI) today announced it has signed a long-term supply agreement with Proterra Inc to supply advanced lithium-ion battery modules for incorporation into Proterra’s all-electric and hybrid-electric buses.  Altairnano’s technology enables these buses to completely recharge in under 10 minutes, providing high levels of uptime and efficiency.  Combined with industry-leading cycle life, these batteries are ideally suited for the challenging operating conditions experienced by commercial transit buses.

The initial purchase order of $4.6 million is for delivery of modules through June 2011 with ongoing orders anticipated thereafter as Proterra continues to gain customer traction and completes its state-of-the-art manufacturing facility in Greenville, SC.  This is a follow-on order to the two earlier orders announced in August 2009 and April 2010.

“This purchase and supply agreement represents a significant milestone and illustrates the growth opportunities present within the mass transit market,” said Terry Copeland, President and Chief Executive officer of Altairnano.  “This transaction marks the culmination of more than two years of collaboration with Proterra,” continued Copeland. “The conclusion of Proterra’s research was that Altairnano’s advanced lithium-ion battery modules are a perfect fit for Proterra’s transit bus application. We look forward to working together to bring these new electric buses to market and delivering on the promise of more cost effective and sustainable transportation solutions.”

Under the terms of this new agreement Altairnano will supply advanced battery modules for use in Proterra’s electric and hybrid-electric buses being marketed to municipalities and transportation authorities throughout the Americas and Europe.  The two companies will work closely together to drive down the overall costs of the end product to the customer and add near-term credibility to the promise of a greener, more energy independent nation in the mass-transit arena.

“About a year-and-half ago we focused the company on mass transit and stationary power applications.  We have been steadily building our sales pipeline over the past year and a number of those opportunities are now coming to fruition,” continued Dr. Copeland.  We are continuing to commercialize our battery technology for the stationary power, transportation and defense markets in challenging operating environments where safety, performance and long-life are valued,”

"Incorporating Altair’s battery technology is a key enabler for Proterra to achieve its mission to deliver the only viable low-cost, zero emission battery electric transit buses that are a viable one-for-one replacement for conventional diesel buses," said Jeff Granato, Chief Executive Officer of Proterra. "Proterra’s products have never been more relevant given our current global environmental and economic circumstances to decrease dependence on foreign oil and significantly reduce transit agency operating costs."

About Altair Nanotechnologies Inc.
Headquartered in Reno, Nevada with manufacturing in Anderson, Indiana, Altairnano is a leading provider of energy storage systems for clean, efficient power and energy management. Going beyond lithium ion, Altairnano's Lithium-Titanate based battery systems are among the highest performing and most scalable, with applications that include complete energy storage systems for use in providing frequency regulation and renewables integration for the electric grid, battery modules and cells for mass transit applications, and battery packs for several different military applications. For more information please visit Altairnano at www.altairnano.com.

About Proterra Inc.
Proterra is answering the international call for efficient, cost-effective and environmentally responsible heavy-duty vehicle solutions. Headquartered in Golden, Colorado with a new, 1,500 unit capacity state-of-the art manufacturing plant being built in Greenville, South Carolina, Proterra is a leading designer and manufacturer of heavy-duty drive systems, energy storage systems, vehicle control systems and transit buses. Proterra’s systems are scalable to all forms of commercial buses and Class 6-8 trucks. For more information on Proterra and its technology please visit www.proterra.com.

Forward-Looking Statements

This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that future orders will not be placed under the supply agreement for various reasons, including liquidity concerns, quality concerns, the failure of Proterra’s business to grow or the availability of an alternative product; that the companies will not be successful in reducing prices or that price reductions will result in low or negative per-unit margins; that the use and performance of the battery modules referenced in this release will differ from those anticipated because of use, configuration, environmental and other factors within the control of Proterra or purchasing municipalities or that exist in real-world usage that were not anticipated in a testing environment; that product sales will be limited and costs associated with production may exceed revenues; and that Altairnano may experience unexpected additional delays in securing future or additional purchase orders and, as a result, will not experience anticipated revenue growth. In addition, other risks are identified in the company's most recent Annual Report on Form 10-K and Form 10-Q, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

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For Additional Information:

Altair Nanotechnologies Inc.
Institutional Investors:
Brion D. Tanous
CleanTech IR, Inc.
310-541-6824
btanous@cleantech-ir.com

Individual Investors:
Tom Herbert
Principal
CleanTech IR, Inc.
310-541-6824
therbert@cleantech-ir.com

Media Relations
Tom Kieffer
Vice President Marketing & Sales
Altair Nanotechnologies, Inc.
775-856-2500
mediarelations@altairnano.com

Proterra, Inc.
Suraya Akbarzad
(415) 262-5960
sakbarzad@webershandwick.com